Report of Independent
 Registered Public Accounting Firm

To the Shareholders and
Board of Directors of
Federated High Income Bond Fund, Inc.

In planning and performing
our audits of the financial
statements of Federated High
Income Bond Fund, Inc.
(the "Fund") as of and for
 the year ended March 31,
2010, in
accordance with the standards
of the Public Company Accounting
Oversight Board
(United States), we considered
the Fund's internal control over
financial reporting,
including controls over
safeguarding securities, as
a basis for designing our auditing
procedures for the purpose
of expressing our opinion on
 the financial statements and to
comply with the requirements
 of Form N-SAR, but not for
the purpose of expressing an
opinion on the effectiveness
of the Fund's internal control
over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is
responsible for establishing
and maintaining effective
internal control over financial
 reporting. In fulfilling this
 responsibility, estimates and
judgments by management are
required to assess the expected
 benefits and related costs
of controls. A company's internal
 control over financial
reporting is a process designed to
provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial statements
 for external purposes in
accordance with generally
accepted accounting principles.
  A company's internal control
over financial reporting
includes those policies and
procedures that (1) pertain
 to the maintenance of records that,
in reasonable detail, accurately
 and fairly reflect the transactions
and dispositions of the
assets of the company; (2) provide
 reasonable assurance that
transactions are recorded as
necessary to permit preparation
of financial statements in
accordance with generally
accepted accounting principles,
 and that receipts and
expenditures of the company are
being made only in accordance
with authorizations of management
and directors of the
company; and (3) provide
reasonable assurance regarding
 prevention or timely detection
of unauthorized acquisition,
 use or disposition of a
company's assets that could have a
material effect on the financial statements.

Because of its inherent
 limitations, internal control
 over financial reporting may not
prevent or detect misstatements.
 Also, projections of any
evaluation of effectiveness to
future periods are subject to
the risk that controls may
 become inadequate because of
changes in conditions, or that
 the degree of compliance with
the policies or procedures
may deteriorate.

A deficiency in internal control
 over financial reporting exists
 when the design or
operation of a control does not
 allow management or employees,
in the normal course of
performing their assigned functions,
 to prevent or detect misstatements
on a timely basis.
A material weakness is a deficiency,
 or a combination of deficiencies,
 in internal control
over financial reporting, such that
there is a reasonable possibility
that a material
misstatement of the company's annual
or interim financial statements will not be prevented or detected on a timely basis.



Our consideration of the Fund's
internal control over financial
reporting was for the
limited purpose described in the
first paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be material weaknesses
 under standards
established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies
in the Fund's internal control over
 financial reporting
and its operation, including controls
 over safeguarding securities that
we consider to be a
material weakness as defined above
as of March 31, 2010.

This report is intended solely for
the information and use of management
and the Board
of Directors of the Fund and the
Securities and Exchange Commission
and is not
intended to be, and should not be,
 used by anyone other than these
specified parties.


  /s/ ERNST & YOUNG LLP
Boston, Massachusetts
May 17, 2010